EXHIBIT 99.1

LightPath Technologies Reports First Quarter Fiscal 2025 Financial Results

ORLANDO, FL – November 7, 2024 – LightPath Technologies, Inc. (NASDAQ: LPTH) (“LightPath,” the “Company,” or “we”), a leading provider of next-generation optics and imaging systems for both defense and commercial applications, today announced financial results for its fiscal 2025 first quarter ended September 30, 2024.

Financial Summary:

	Three Months Ended September 30,
$ in millions	2024	2023	% Change
Revenue	$8.4	$8.1	4%
Gross Profit	$2.8	$2.3	22%
Operating Expenses	$4.2	$3.6	18%
Net Loss	$(1.6)	$(1.3)	21%
EBITDA* Loss (non-GAAP)	$(0.5)	$(0.4)	25%

Fiscal 2025 First Quarter Highlights:

•	Secured Order for Thermal Imaging Assemblies for New Program with Tier-1 Defense Customer
•	Awarded Phase 2 Funding in U.S. Defense Department Partnership to Qualify Additional Germanium Substitutes
•	Achieved Key Qualification Milestone with Lockheed Martin for U.S. Army Missile Program
•	Received Infrared Lens Assemblies Order from Existing European Defense Customer
•	Successfully Transitioned Key Customer from Germanium to BlackDiamond Glass Optics
•	Launched Several Innovative Products, Including:
•	Next-Generation Mantis Camera into $500 Million Global Furnace Monitoring Market
•	New Optical Gas Imaging Camera for Oil & Gas Applications, Launched at the CH4 Connections Conference
•	Introduced First AI-ready EdgeIR™ Cameras in Collaboration with Maris Tech

Management Commentary

Sam Rubin, President and Chief Executive Officer of LightPath, stated, "The first quarter of fiscal 2025 was highlighted by new orders and continued product innovation to support our strategic transition plan towards becoming a next-generation optics and imaging solutions provider. Momentum toward LightPath 2.0, as we refer to our product groups for customized lens assemblies and solutions and related engineering services, was underscored by an increase from 19% of revenue in the first quarter of 2024, to 30% in the first quarter of 2025.

Our continued focus on defense drove both near-term orders as well as development contracts for more lucrative opportunities in the medium-term. We received an initial development contract from a new European defense customer for the use of BlackDiamond glass in optical systems, as well as a follow-on order from a European defense customer for infrared lens assemblies for use in first-person view drone applications. These orders are a validation of our recent efforts to obtain a European Defense license – allowing us to tap into a critical new market – and expand the capabilities at our Latvia facility.

We also hit key qualification milestones for new defense programs. We received qualification of our advanced thermal camera system by Lockheed Martin as part of a bid to produce a design of a major missile program for the U.S. Army. We will now start delivering flightworthy hardware for implementation into Lockheed Martin's initial live test units. In addition, an existing key defense customer using Germanium lenses successfully completed the qualification and evaluation of new optics made from our proprietary Black Diamond chalcogenide-based glass.

During the quarter, we continued to launch application-specific variations of our thermal imaging cameras, each of which introduces capabilities previously unavailable within a single camera. We launched a new Optical Gas Imaging ("OGI") camera platform to detect fugitive emissions. Our first variation for oil and gas applications is useful for detecting methane, volatile organic compounds, hydrocarbons, and other industrial gases that can be harmful to the environment or human health. We also introduced new versions of the Mantis camera, including a high-temperature furnace monitoring camera and a long-range detection camera, as well as AI-enabled thermal cameras. Each of these bring incredibly incremental capabilities to our offerings, enabling us to capture market niches untapped by larger players in the market.

Looking ahead, we will continue to drive the future of imaging as seen through our proprietary BlackDiamond optics, leveraging our clear advantage in capabilities as compared to legacy Germanium-based solutions. With defined catalysts in the automotive, defense and camera solutions markets, I have never been more confident in our path ahead. As we move into 2025, our team firmly believes that we  are well positioned to continue our transformation and build sustainable value for our shareholders over the long-term,” concluded Rubin.

First Quarter Fiscal 2025 Financial Results

Revenue for the first quarter of fiscal 2025 increased 4% to $8.4 million, as compared to $8.1 million in the same quarter of the prior fiscal year. Revenue was split amongst the Company’s product groups in the first quarter of fiscal 2025 as follows:

Product Group Revenue ($ in millions)**	First Quarter of Fiscal 2025	First Quarter of Fiscal 2024	% Change
Infrared ("IR") Components	$2.6	$3.8	(32%)
Visible Components	$3.3	$2.7	23%
Assemblies & Modules	$1.1	$1.3	(13%)
Engineering Services	$1.4	$0.3	378%
**Numbers may not foot due to rounding

•

Revenue generated by infrared components decreased 32% year-over-year to $2.6 million in the first quarter of fiscal 2025, primarily due to a decrease in sales against a large annual contract for Germanium-based products, which was not renewed in the second quarter of fiscal 2024 due to the Company’s decision to reduce the amount of optics produced from Germanium, both to reduce risk of supply chain disruption, and more importantly, to work with customers to convert their systems to use optics made of LightPath’s BlackDiamond materials.

•

Revenue from the visible components product group increased 23% year-over-year to $3.3 million in the first quarter of fiscal 2025, primarily due to an increase in sales to customers in the defense and medical industries, as well as sales through catalog and distribution channels.

•

Revenue from assemblies and modules decreased 13% year-over-year to $1.1 million in the first quarter of fiscal 2025, with the majority of the decrease driven by timing of shipments against a multi-year contract with a defense customer, partially offset by an increase in sales of infrared camera cores.

•

Revenue from engineering services increased 378% year-over-year to $1.4 million in the first quarter of fiscal 2025, primarily driven by the Company’s contract with Lockheed Martin, where revenue is generally recognized based on the achievement of milestones.

Gross profit increased 22% to $2.8 million, or 34% of total revenues, in the first quarter of 2025, as compared to $2.3 million, or 29% of total revenues, in the same quarter of the prior fiscal year. The increase in gross margin as a percentage of revenue was primarily driven by a more favorable product mix weighted towards visible components sales and engineering services, which typically have higher margins than infrared components.

Operating expenses increased 18% to $4.2 million for the first quarter of fiscal 2025, as compared to approximately $3.6 million in the same quarter of the prior fiscal year. The increase was primarily due to higher legal and consulting fees related to business development initiatives, as well as increased sales and marketing spend to promote new products.

Net loss in the first quarter of fiscal 2025 totaled $1.6 million, or $0.04 per basic and diluted share, as compared to $1.3 million, or $0.04 per basic and diluted share, in the same quarter of the prior fiscal year. The increase in net loss was primarily attributable to the increased legal and consulting expenses related to business development initiatives.

EBITDA* loss for the quarter ended September 30, 2024, was approximately $0.5 million, compared to a loss of $0.4 million for the same period of the prior fiscal year.  The decrease in EBITDA in the first quarter of fiscal 2025 was primarily attributable to the additional legal and consulting expenses related to business development initiatives.

Cash and cash equivalents as of September 30, 2024 totaled $4.3 million, as compared to $3.5 million as of June 30, 2024. As of September 30, 2024, total debt stood at $3.9 million and backlog totaled $21.0 million.

Conference Call

LightPath will host an investor conference call and webcast at 5:00 p.m. Eastern time on Thursday, November 7, 2024, to discuss the Company’s fiscal 2025 first quarter financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

First Quarter Fiscal 2025 Earnings Conference Call

Date: Thursday, November 7, 2024

Time: 5:00 p.m. Eastern time

Dial-in Number: 1-800-717-1738

International Dial-in Number: 1-646-307-1865

Conference ID: 1194439

Webcast: LPTH Q1 FY2025 Earnings Conference Call

Please join at least five minutes before the start of the call to ensure timely participation.

A replay of the call will be available approximately one hour after completion through November 21, 2024. To listen to the replay, dial 1-877-512-2921 within the United States or 1-412-317-6671 when calling internationally, and enter conference ID #1194439. A webcast replay will also be available using the webcast link above.

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading provider of next-generation optics and imaging systems for both defense and commercial applications. As a vertically integrated solutions provider with in-house engineering design support, LightPath's family of custom solutions range from proprietary BlackDiamond™ chalcogenide-based glass materials – sold under exclusive license from the U.S. Naval Research Laboratory – to complete infrared optical systems and thermal imaging assemblies. The Company's primary manufacturing footprint is located in Orlando, Florida with additional facilities in Texas, Latvia and China. To learn more, please visit www.lightpath.com.

*Use of Non-GAAP Financial Measures

To provide investors with additional information regarding financial results, this press release includes references to EBITDA, which is a non-GAAP financial measure. The Company calculates EBITDA by adjusting net income to exclude net interest expense, income tax expense or benefit, depreciation, and amortization.

A "non-GAAP financial measure" is generally defined as a numerical measure of a company's historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP. The Company's management believes that this non-GAAP financial measure, when considered together with the GAAP financial measure, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that this non-GAAP financial measure enhances the ability of investors to analyze underlying business operations and understand performance. In addition, management may utilize these non-GAAP financial measures as guides in forecasting, budgeting, and planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.  A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP is presented in the table below.

LIGHTPATH TECHNOLOGIES, INC.
Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

	(unaudited)
	Three Months Ended September 30,
	2024	2023
Net loss	$(1,622,745)	$(1,342,376)
Depreciation and amortization	989,562	813,556
Income tax provision	15,636	39,546
Interest expense	149,360	57,611
EBITDA	$(468,187)	$(431,663)
% of revenue	-6%	-5%

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "forecast," "guidance," "plan," "estimate," "will," "would," "project," "maintain," "intend," "expect," "anticipate," "prospect," "strategy," "future," "likely," "may," "should," "believe," "continue," "opportunity," "potential," and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on information available at the time the statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the impact of varying demand for the Company products; the ability of the Company to obtain needed raw materials and components from its suppliers; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; geopolitical tensions, the Russian-Ukraine conflict, and the Hamas/ Israel war; the effects of steps that the Company could take to reduce operating costs; rising inflation and increased interest rates, which diminish capital market cash flow and borrowing power; our inability to sustain profitable sales growth, convert inventory to cash, or reduce our costs to maintain competitive prices for our products; circumstances or developments that may make us unable to implement or realize the anticipated benefits, or that may increase the costs, of our current and planned business initiatives; and those  detailed by us in our public filings with the Securities and Exchange Commission (the “SEC”), including in Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended June 30, 2024 and Quarterly Reports on Form 10-Q. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

LIGHTPATH TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheets
(unaudited)

	September 30,	June 30,
Assets	2024	2024
Current assets:
Cash and cash equivalents	$4,280,637	$3,480,268
Trade accounts receivable, net of allowance of $20,870 and $25,676	5,196,840	4,928,931
Inventories, net	6,790,204	6,551,059
Prepaid expenses and deposits	538,580	445,900
Other current assets	2,218	131,177
Total current assets	16,808,479	15,537,335

Property and equipment, net	14,921,499	15,210,612
Operating lease right-of-use assets	6,514,321	6,741,549
Intangible assets, net	3,254,963	3,650,739
Goodwill	6,764,127	6,764,127
Deferred tax assets, net	123,000	123,000
Other assets	58,001	59,602
Total assets	$48,444,390	$48,086,964
Liabilities and Stockholders Equity
Current liabilities:
Accounts payable	$2,661,862	$3,231,713
Accrued liabilities	1,413,876	1,911,867
Accrued payroll and benefits	1,487,707	1,446,452
Operating lease liabilities, current	1,028,981	1,059,998
Loans payable, current portion	2,963,855	209,170
Finance lease obligation, current portion	183,656	177,148
Total current liabilities	9,739,937	8,036,348

Deferred tax liabilities, net	331,755	326,197
Accrued liabilities, noncurrent	315,480	611,619
Finance lease obligation, less current portion	491,106	528,753
Operating lease liabilities, noncurrent	7,836,512	8,058,502
Loans payable, less current portion	284,881	325,880
Total liabilities	18,999,671	17,887,299

Commitments and Contingencies

Stockholders equity:
Preferred stock: Series D, $.01 par value, voting;
500,000 shares authorized; none issued and outstanding	—	—
Common stock: Class A, $.01 par value, voting;
94,500,000 shares authorized; 39,612,737 and 39,254,643 shares issued and outstanding	396,127	392,546
Additional paid-in capital	245,733,382	245,140,758
Accumulated other comprehensive income	781,530	509,936
Accumulated deficit	(217,466,320)	(215,843,575)
Total stockholders equity	29,444,719	30,199,665
Total liabilities and stockholders equity	$48,444,390	$48,086,964

LIGHTPATH TECHNOLOGIES, INC.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(unaudited)

	Three Months Ended
	September 30,
	2024	2023
Revenue, net	$8,400,381	$8,077,248
Cost of sales	5,555,952	5,745,542
Gross profit	2,844,429	2,331,706
Operating expenses:
Selling, general and administrative	3,270,583	2,661,168
New product development	476,441	639,889
Amortization of intangible assets	395,776	281,271
Loss on disposal of property and equipment	78,437	—
Total operating expenses	4,221,237	3,582,328
Operating loss	(1,376,808)	(1,250,622)
Other income (expense):
Interest expense, net	(149,360)	(57,611)
Other income (expense), net	(80,941)	5,403
Total other expense, net	(230,301)	(52,208)
Loss before income taxes	(1,607,109)	(1,302,830)
Income tax provision	15,636	39,546
Net loss	$(1,622,745)	$(1,342,376)
Foreign currency translation adjustment	271,594	(125,208)
Comprehensive loss	$(1,351,151)	$(1,467,584)
Loss per common share (basic)	$(0.04)	$(0.04)
Number of shares used in per share calculation (basic)	39,561,480	37,431,748
Loss per common share (diluted)	$(0.04)	$(0.04)
Number of shares used in per share calculation (diluted)	39,561,480	37,431,748

LIGHTPATH TECHNOLOGIES, INC.
Condensed Consolidated Statements of Changes in Stockholders' Equity
(unaudited)

				Accumulated
	Class A		Additional	Other		Total
	Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Capital	Income	Deficit	Equity
Balances at June 30, 2024	39,254,643	$392,546	$245,140,758	$509,936	$(215,843,575)	$30,199,665
Issuance of common stock for:
Employee Stock Purchase Plan	8,232	82	10,290	—	—	10,372
Exercise of Stock Options, RSUs & RSAs, net	70,309	703	(703)	—	—	—
Issuance of common stock for acquisition of Visimid	279,553	2,796	318,562	—	—	321,358
Stock-based compensation on stock options, RSUs & RSAs	—	—	264,475	—	—	264,475
Foreign currency translation adjustment	—	—	—	271,594	—	271,594
Net loss	—	—	—	—	(1,622,745)	(1,622,745)
Balances at September 30, 2024	39,612,737	$396,127	$245,733,382	$781,530	$(217,466,320)	$29,444,719

Balances at June 30, 2023	37,344,739	$373,447	$242,808,771	$606,536	$(207,836,229)	$35,952,525
Issuance of common stock for:
Employee Stock Purchase Plan	14,607	146	19,573	—	—	19,719
Exercise of Stock Options, RSUs & RSAs, net	14,482	145	(145)	—	—	—
Issuance of common stock for acquisition of Visimid	81,610	816	149,184	—	—	150,000
Stock-based compensation on stock options, RSUs & RSAs	—	—	240,075	—	—	240,075
Foreign currency translation adjustment	—	—	—	(125,208)	—	(125,208)
Net loss	—	—	—	—	(1,342,376)	(1,342,376)
Balances at September 30, 2023	37,455,438	$374,554	$243,217,458	$481,328	$(209,178,605)	$34,894,735

LIGHTPATH TECHNOLOGIES, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(1,622,745)	$(1,342,376)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	989,562	813,556
Interest from amortization of loan issuance costs	45,833	—
Loss on disposal of property and equipment	78,437	—
Stock-based compensation on stock options, RSUs & RSAs, net	264,475	240,075
Provision for credit losses	—	19
Change in operating lease assets and liabilities	(25,779)	24,946
Inventory write-offs to allowance	21,770	—
Deferred taxes	5,558	2,979
Changes in operating assets and liabilities:
Trade accounts receivable	(267,909)	1,399,160
Other current assets	128,959	(27,083)
Inventories	(260,915)	144,978
Prepaid expenses and deposits	(91,079)	13,335
Accounts payable and accrued liabilities	(966,368)	(129,600)
Net cash (used in) provided by operating activities	(1,700,201)	1,139,989

Cash flows from investing activities:
Purchase of property and equipment	(79,732)	(955,002)
Proceeds from sale of equipment	10,648	—
Proceeds from sale-leaseback of equipment	—	364,710
Acquisition of Visimid Technologies, net of cash acquired	(125,000)	(572,141)
Net cash used in investing activities	(194,084)	(1,162,433)

Cash flows from financing activities:
Proceeds from sale of common stock from Employee Stock Purchase Plan	10,372	19,719
Loan issuance costs	(300,000)	—
Borrowings on loans payable	3,000,000	—
Payments on loans payable	(53,695)	(206,518)
Repayment of finance lease obligations	(43,444)	(27,062)
Net cash (used in) provided by financing activities	2,613,233	(213,861)
Effect of exchange rate on cash and cash equivalents	81,421	(48,227)
Change in cash, cash equivalents and restricted cash	800,369	(284,532)
Cash, cash equivalents and restricted cash, beginning of period	3,480,268	7,144,490
Cash, cash equivalents and restricted cash, end of period	$4,280,637	$6,859,958

Supplemental disclosure of cash flow information:
Interest paid in cash	$20,990	$58,397
Income taxes paid	$16,903	$33,407
Supplemental disclosure of non-cash investing & financing activities:
Purchase of equipment through finance lease arrangements	—	$46,688